Dated as of March 30, 2006

GATEWAY ETHANOL, LLC,
as Borrower

and

LURGI PSI, INC,
as Subordinated Lender

LOAN AGREEMENT

TABLE OF CONTENTS

Page

LOAN AGREEMENT

This Loan Agreement, dated as of March 30, 2006, by and between Gateway Ethanol, LLC, a Kansas limited liability company (the "***Borrower***"), and Lurgi PSI Inc., a Tennessee corporation (the "***Lender***").

PRELIMINARY STATEMENT:

A. Borrower is in the process of causing an ethanol plant in Pratt, Kansas with a design capacity of 55 million gallons per year (the ***"Plant"***) to be constructed by the Lender pursuant to the Restated Engineering, Procurement and Construction Agreement dated March 30, 2006 between Borrower and Lender (the ***"EPC Agreement"***); and

B. Simultaneously herewith the Borrower is entering into a Loan and Security Agreement dated as of March 30, 2006 (the ***"Senior Loan Agreement"***) with Dougherty Funding LLC (the ***"Senior Lender"***), providing for a $54,300,000 construction and term loan facility to be used by Borrower to fund Project Cost (as hereinafter defined), including the Lump Sum Amount (as defined in the EPC Agreement) to Lender; and

C. The Borrower intends to finance a portion of the costs of construction of the Plant and other Project Cost through the proceeds of the Senior Loans (as hereinafter defined), the loans to be made by the Lender hereunder, equity investments by Borrower's Members and governmental assistance; and

D. The Borrower wishes to borrow from the Lender the sum of U.S.$7,000,000 plus certain capitalized interest thereon, to be used by the Borrower to fund Project Cost; and

E. The Lender has agreed to loan to the Borrower the sum of U.S.$7,000,000 plus certain capitalized interest thereon, upon the terms and subject to the conditions set forth below; and

F. The Borrower has agreed to enter into this Agreement to secure the financing in part for the Project under this Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 **Defined Terms**. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

"***Affiliate***" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Borrower, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Fifty Percent (50%) or more of any

class of capital stock, membership interests or other equity interests of Borrower, (c) of which Fifty Percent (50%) or more of any class of its capital stock, membership interests or other equity interests is beneficially owned or held, directly or indirectly, by Borrower or (d) who is a director, officer, manager or employee of Borrower. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting equity interests, by contract or otherwise.

"***Agreement***" means this Loan Agreement, as amended or modified from time to time.

"***Available Project Free Cash Flow***" means without duplication, Project Free Cash Flow minus Debt Service Reserve Payments and Mandatory Prepayments.

"***Base Amount***" has the meaning specified in Section 2.1.

"***Capitalized Interest Disbursement Amount***" shall have the meaning specified in Section 2.4(b).

"***Closing Date***" means the later of the date of this Agreement and the date on which all of the conditions set forth in Article III hereto have been satisfied in full by Borrower or waived by the Lender.

"***Debt***" means all items of indebtedness or liability that in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a Capitalized Lease under GAAP as of a given date including the indebtedness due the Senior Lender under the Senior Loan, the indebtedness due the LOC Lender under the LOC and any payments due under any Operating Lease, but excluding (i) principal and interest on the Subordinated Note, and (ii) any indebtedness to Noble Americas as reimbursement for draws on the Supporting Letter of Credit.

"***Debt Service Coverage Ratio***" means for any period, (i) the sum of (A) Net Income, (B) Depreciation and Amortization (C) Interest Expense and (D) Income Taxes divided by (ii) the sum of all cash principal and interest payments, premiums and charges required to be paid during such period with respect to the (A) Senior Loans, (B) this Loan, (C) the LOC, and (D) the Supporting Letter of Credit.

"***Debt Service Reserve Payments***" means the Borrower's monthly payments of seventy-five percent (75%) of Project Free Cash Flow to the Debt Reserve Account to be held by Senior Lender under the terms of the Loan Agreement up to an aggregate amount of $4,150,000.00, except to the extent that at any time thereafter the amount on deposit in the Debt Service Reserve Account is less than $4,150,000.00, one hundred percent (100%) of Project Free Cash Flow shall be deposited into the Debt Service Reserve Account until the reserve is restored to the aforesaid $4,150,000.00.

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Default Rate" means the Loan Rate in effect from time to time *plus* three percent (3%).

"Deferred Interest Amount" shall have the meaning specified in Section 2.4(c).

"Disbursement Date" shall have the meaning specified in Section 2.2.

"EPC Agreement" has the meaning specified in Preliminary Statement A.

"Event of Default" shall have the meaning specified in Section 6.1.

"Incentive Payments" means all incentive payments, tax credits and subsidies payable to the Borrower to produce and market Ethanol

"Interest Payment Date" means March 31, June 30, September 30 and December 31 in each year.

"Intercreditor Agreement" has the meaning specified in Section 2.9.

"Loan" means each subordinated loan made hereunder by the Subordinated Lender in accordance with Article II, and ***"Loans"*** means all of the subordinated loans made hereunder by the Lender in accordance with Article II.

"Loan Documents" means this Agreement, the Note, the Security Documents and the Intercreditor Agreement.

"Loan Rate" means twelve percentum (12%) per annum, provided that on and after the Maturity Date the Loan Rate shall be increased to fifteen percentum (15%) per annum until the Loan is repaid in full.

"LOC" means a revolving line of credit to be furnished to the Borrower by the LOC Lender pursuant to the LOC Term Sheet in the revolving amount of not less than $7,500,000.00 the proceeds of which will be available to the Borrower for working capital needs including financing the acquisition of corn input for processing into ethanol. The LOC may either be in the form of a direct finance and purchase structure or a bankruptcy remote, special purpose company but which in either event requires the LOC Lender to make the LOC available to the Borrower and shall conform to the requirements of the LOC Term Sheet.

"LOC Lender" means a member of the Noble Americas Group which may or may not be Noble Americas Corp.

"Mandatory Prepayments" means that at such time as the Borrower has fully funded the Debt Service Reserve Account in the amount of $4,150,000.00, or is no longer required, Borrower shall pay Senior Lender 25% of the Project Free Cash Flow which

shall be applied to prepayment of the principal balance of the Senior Loan until the principal Balance of the Loan (net of the Debt Service Reserve Account) is less than the smaller of (i) $40,800,000.00 or (ii) 45% of the original Project Cost.

"Maturity Date" means the earlier of (a) the Stated Maturity Date or (b) the date which the maturity of the Note is accelerated pursuant to Section 2.6(b) or 6.3.

"Net Income" shall mean with respect to the Borrower for any period, the net income (or loss) of the Borrower for such period as determined in accordance with GAAP, excluding gains or losses on the sale of assets other than Inventory.

"Noble Reimbursement Agreement" refers to the [Reimbursement Agreement dated as of March 30, 2006] between Borrower and Noble Americas Corp. as originally executed and delivered.

"***Note***" means a duly authorized, executed and appropriately completed promissory note in the form of Exhibit A attached hereto and made a part hereof.

"Operating Agreement" means the Operating Agreement of Borrower dated as of March 30, 2006 entered into by its Members.

"***Plant***" has the meaning specified in Preliminary Statement A.

"Proceedings" has the meaning specified in Section 7.9.

"Project Agreements" have the same meaning as "Operating Agreements" as defined in the Senior Loan Agreement.

"Project Free Cash Flow" " shall mean for any period the Net Income for the period **plus** (i) Depreciation and Amortization, and (ii) the difference between beginning current period Current Assets (excluding cash and cash equivalents) less ending period Current Assets (excluding cash and cash equivalents), **minus** (a) current period Current Liabilities less ending period Current Liabilities, **minus** (b) Cash CAPEX, (c) scheduled principal payments on all Debt, (d) Tax Distributions paid and (e) Incentive Payments received to the extent reflected in Net Income for such period.

"Project Cost" means the cost of acquisition, development and construction of the Plant and related facilities as set forth on the Project Budget attached hereto as Schedule A.

"***Scheduled Payments***" has the meaning specified in Section 2.6(a).

"Security Documents" has the meaning specified in Section 2.8.

"Senior Lender" and ***"Senior Loan Agreement"*** have the respective meanings specified in Preliminary Statement B.

"Senior Loans" means all obligations of the Borrower under the Senior Loan Facilities, together with any loan facilities redeeming or refunding the same.

"***Senior Loan Facilities***" means the extensions of credit made to the Borrower pursuant to the terms of the Senior Loan Agreement, and all the agreements and documents related thereto as listed on Schedule B hereto to which, *inter alia*, the Borrower and the Senior Lender referred to in Schedule B are parties as of the date hereof providing for senior loan facilities in an aggregate principal amount of up to U.S. $54,300,000.00.

"Stated Maturity Date" has the meaning set forth in Section 2.6(a).

"Substantial Completion" has the meaning set forth in Article 1 of the EPC Agreement.

"***Supporting Letter of Credit***" means a "clean", irrevocable, "evergreening" standby letter of credit issued by a Letter of Credit Issuer in favor of Senior Lender as beneficiary, or in favor of the Borrower and endorsed to the Senior Lender with the consent of the Letter of Credit Issuer in the credit amount of $3,250,000.00.

"Tax Distribution" or "Tax Distributions" shall mean quarterly Distributions to Members for the purpose of paying the quarterly estimated income tax payments required to be made by each Member at an assumed rate of 42% based upon the operations of the Borrower and the resulting federal tax liability of such Member attributable to Borrower's operations.

Section 1.2 Certain Other Terms. When used herein, defined terms and other words of any gender shall include any other gender, and singular words shall include the plural and vice versa, whenever the same shall be necessary to produce a fair and meaningful construction.

Section 1.3 Certain References. Each reference in this Agreement to a designated section, paragraph or subparagraph is a reference to the designated section, paragraph or subparagraph as the case may be, of this Agreement. When used in this Agreement, the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular subdivision of this Agreement.

Section 1.4 Accounting Principles. When the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement, the same shall be determined or made, as the case may be, in accordance with GAAP.

Section 1.5 Headings. All section and paragraph headings in this Agreement, and any table of contents, are included herein solely for convenience of reference and shall not constitute a part of this Agreement for the purpose of the construction or interpretation hereof.

ARTICLE 2

THE LOANS

Section 2.1 **The Amount**. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend to the Borrower an aggregate principal amount not to exceed the sum of U.S.$7,000,000 (the "***Base Amount***") plus the Capitalized Interest Disbursement Amount, as hereafter provided. Subject to the conditions set forth in Section 3.1 hereof, each disbursement shall be in the amount of the Project Cost incurred by Borrower as certified by Borrower to Lender pursuant to a written notice (a "***Notice of Borrowing***"), after Borrower shall have received and applied to Project Cost equity contributions by Borrower's Members in the aggregate amount of at least $21,100,000.00, governmental assistance (state and county funds) of at least $2,700,000.00, and at least $9,900,000 of net proceeds remaining from the loan pursuant to a Property Tax Increment Rebate Agreement between the County of Pratt, Kansas and the Borrower. After payment of cost of issuance and reserves. Upon Substantial Completion, Lender's obligation to make Base Amount advances shall terminate.

Section 2.2 **Method of Disbursement of the Base Amounts**. Each disbursement of the Base Amount shall be made pursuant to a Notice of Borrowing given to the Lender by the Borrower and the Senior Lender not later than 11:00 a.m. New York City time on the third Business Day before the date of the proposed disbursement. Each Notice of Borrowing shall specify the aggregate amount of such disbursement and shall itemize the Project Cost against which Borrower requests such disbursement and the aggregate Project Cost to date and the approval thereof by the Senior Lender.

Section 2.3 **The Note**. (a) The indebtedness of the Borrower to the Lender resulting from disbursements made by the Lender to the Borrower from time to time pursuant to this Agreement shall be evidenced by the Note.

(b) The Lender will note on the grid attached to the Note and in its internal records, to the extent applicable, a date and amount of each disbursement made hereunder (including Capitalized Interest Disbursement Amounts), and the amount of each payment in respect thereof, and prior to any transfer of its beneficial interest in the Note or any portion thereof will endorse thereon the outstanding principal amount evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of the Loan. Absent manifest error, the Lender's records or notations on the Note as to the outstanding principal amount of the Note shall be conclusive.

Section 2.4 **Interest Rate and Payment of Interest**

(a) The outstanding principal amounts of the Loan (including each Capitalized Interest Disbursement Amount as defined in Section 2.4(b) below) shall bear interest at the Loan Rate until the principal amount thereof is paid in full, payable in arrears on each Interest Payment Date and on the date of payment in full of such principal amount. The outstanding amounts of the Deferred Interest Amounts (as defined in Section 2.4(c) below) shall bear interest at the Loan Rate. Interest shall be calculated on the basis of a year of 12 months of 30 days each for the actual number of days (including the first day but excluding the last day) elapsed.

(b) Upon each Interest Payment Date that occurs on or prior to Substantial Completion, the Lender shall, in addition to the loans required by Section 2.1 and not as part of the Base Amount, be deemed to make an additional loan to the Borrower in the aggregate principal amount equal to the accrued and unpaid interest on the Loan as of such Interest Payment Date (collectively, the "***Capitalized Interest Disbursement Amount***"), which loan shall be in satisfaction of, and fully discharge, the Borrower's obligation to pay such accrued and unpaid interest to the Lender on such Interest Payment Date on the Loan, and the principal amount of the Loan shall, effective as of such Interest Payment Date, increase by the amount of such Capitalized Interest Disbursement Amount; *provided, however*, that each Capitalized Interest Disbursement Amount shall be made only by crediting the books of the Lender with the Capitalized Interest Disbursement Amount and shall be evidenced by a notation on the grid attached to the Note as provided in this Agreement, and actual funds in the amount of such Capitalized Interest Disbursement Amount shall not be transferred to Borrower.

(c) After Substantial Completion, upon any Interest Payment Date, the Borrower shall make payment of any interest accruing from the date of the last Interest Payment Date, but not including any Deferred Interest Amount or interest on the Deferred Interest Amount, except to the extent Borrower has not generated sufficient Project Cash Flow Available For Interest. If the Borrower fails to pay in full any current interest accrued as of an Interest Payment Date on the Loan as a result of the provisions of Section 4 of the Intercreditor Agreement, the obligation of Borrower to pay the amount of such interest shortfall shall be deferred (the ***"Deferred Interest Amount"***) until Borrower is able to fund any such outstanding Deferred Interest Amount (including interest thereon) pursuant to Section 5 of the Intercreditor Agreement. Each such Deferred Interest Amount shall bear interest as provided in Section 2.4(a) above until paid in full.

Section 2.5 Optional Prepayment of the Loan

Subject to the provisions of the Intercreditor Agreement, the Borrower shall have the right at any time, and from time to time, to prepay the Loan or to cancel the undrawn portion of the Loan, in whole or in part, without premium or penalty, upon at least five Business Days' prior written notice, to the Lender, subject to the provisions of Section 3 of the Intercreditor Agreement. All partial prepayments of the Loan shall be in an amount of not less than $100,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in the amount stated therein on the date stated therein.

Section 2.6 Repayment and Maturity.

(a) The entire principal balance of the Loan and the Note shall become fully due and payable on March 30, 2011 (the ***"Stated Maturity Date"***).

(b) The Loan and the Note shall become payable in full upon the direct or indirect redemption or refunding of the Senior Debt, unless after giving effect to such redemption or refunding the ratio of Senior Loans to equity and subordinated debt of Borrower is less than or equal to 80:20 and the other provisions of this Agreement are fulfilled.

(c) At such time as the Debt Service Reserve Account (as defined in the Senior Loan Agreement) is fully funded in the amount of $4,150,000.00, or is no longer required, and any outstanding Supporting Letter of Credit reimbursement amounts payable by Borrower under the Noble Reimbursement Agreement have been paid in full, 10% of the Project Free Cash Flow shall be applied to prepayment of the principal of the Loan until the principal balance of the Loan is repaid in full.

Section 2.7 Use of Proceeds. The Borrower shall use the proceeds of the Base Amount only to fund Project Cost.

Section 2.8 Security. The Loan and the Note are secured by the Mortgage and Security Agreement and Fixture Financing Statement, the Assignment of Contract Documents, Intangibles and Proprietary Rights and the Security Agreement, each of even date herewith made by Borrower to Lender, encumbering all of the properties and assets of Borrower (collectively, the ***"Security Documents"***).

Section 2.9 Subordination. The rights of the Lender hereunder and the liens created by the Security Documents are subordinate to the Senior Debt and the liens securing the Senior Debt to the extent provided in the Subordination and Standstill Agreement dated March 30, 2006 between the Senior Lender and the Lender (the "***Intercreditor Agreement***").

Section 2.10 No Setoff. All obligations of Borrower under this Agreement and the Note shall be free of any rights of setoff in counterclaim which Borrower may have against Lender under the EPC Agreement, applicable law or otherwise.

ARTICLE 3

CONDITIONS PRECEDENT

The obligations of the Lender to disburse the initial Loan hereunder are subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

Section 3.1 Documents Required for the Initial Disbursement. The Borrower shall have duly delivered the following documents to the Lender:

(a) a duly executed copy of this Agreement and the Note;

(b) duly executed copies of the Security Documents, and all filings and recordings necessary to create and perfect the liens thereof and title insurance coverage of the real property lien created thereby;

(c) receipt by Lender of the Notice to Proceed and payment in full of the Down Payment under the EPC Agreement, and the ***"Effective Date"*** (as defined in Section 19.1 of the EPC Agreement) shall have occurred;

(d) duly executed copies of the Senior Loan Agreement and all related mortgages, security agreements, pledge agreements and other documents (the ***"Senior Loan Documents"***)

and written confirmation from the Senior Lender that all conditions for construction loan advances thereunder have been satisfied or waived;

(e) duly executed copies of the Project Agreements;

(f) a duly executed copy of the Operating Agreement, which shall provide for the issuance on the Closing Date of a 0.1% membership interest in Borrower to Lender with a right of Lender to designate one Director of Borrower, together with consents thereto of the parties to the Project Agreements;

(g) certified resolutions of the members of the Borrower, in form and substance reasonably satisfactory to the Lender, authorizing the execution, delivery and performance of this Agreement, the Note and the Security Documents; and

(h) a certificate of two of the Borrower's offers, dated the Closing Date, to the effect that:

(i) the representations and warranties set forth in Section 4.1(a) are true and correct in all material respects as of the Closing Date;

(ii) no Default or Event of Default has occurred and is continuing as of the Closing Date; and

(iii) the documents included in the Senior Loan Facilities shall have been entered into by the Borrower and the other respective parties named therein, and that all conditions precedent to the Borrower drawing under the Senior Loan Facilities (other than those relating to the disbursement of any of the Base Amount hereunder) have been satisfied in accordance with the terms and conditions thereof or waived.

Section 3.2 **Representations and Warranties**. The representations and warranties of Borrower in this Agreement and the Security Documents shall be true and correct in all material respects on the Closing Date.

Section 3.3 **No Default**. After giving effect to the issue and sale of the Note (and the application of the proceeds thereof as contemplated by Section 2.7) no Default or Event of Default shall have occurred and be continuing.

Section 3.4 **EPC Contract**. The EPC Contract shall be in full force and effect and Borrower shall be in full compliance with the terms and provisions thereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 **Representations of Borrower.**

(a) **Incorporation by Reference**. The Borrower represents and warrants to the Lender as of the date hereof and as of the Closing Date that each of the representations and warranties set forth in Article 7 of the Senior Loan Agreement as originally executed and delivered (the "Incorporated Representations"), provided that capitalized terms in the Incorporated Representation shall be used as defined in the Senior Loan Agreement, except that the terms "Lender" and "Loan Documents" as used in the Incorporated Representations shall be used as those terms are defined in this Loan Agreement.

ARTICLE 5

COVENANTS

Section 5.1 **Incorporation by Reference**. There are incorporated herein by reference, to the same extent as if the same were set forth in full herein, the covenants of Borrower set forth in Article 8, Article 9 and Article 10 of the Senior Loan Agreement as originally executed and delivered (the *"Incorporated Covenants"*), provided that capitalized terms in the Incorporated Covenants shall be used as defined in the Senior Loan Agreement, except that the term "Lender" as used in the Incorporated Covenants shall be used as that term is defined in the Loan Agreement.

Section 5.2 **Limitations on Distributions**. (a) Borrower shall not make or pay any Distributions (as defined in the Senior Loan Agreement) if any Default or Event of Default has occurred and is continuing.

(b) Borrower shall not make or pay any Distributions (as defined in the Senior Loan Agreement) other than Tax Distributions if Borrower fails to exercise its option to prepay the principal of the Note to the extent permitted by Section 3 of the Intercreditor Agreement.

Section 5.3 **Transactions with Affiliates**. Except for the Project Agreements and any other transactions and arrangements described on Schedule 5.3 attached hereto as in effect on the date of this Agreement, Borrower will not enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.1 **Events of Default**. An "*Event of Default*" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Borrower defaults in the payment of any principal of the Loan for more than five Business Days after the same becomes due and payable pursuant; or

(b) at any time following the Substantial Completion Date the Borrower defaults in the payment of any interest on the Loan for more than ten Business Days after the same becomes due and payable, subject to prompt verification by Borrower that the conditions for payment of interest have been met; or

(c) the Borrower shall default in the performance or compliance with any obligation to be performed or complied with by it hereunder (except the obligations in paragraphs (a) and (b) of this Section 6.1) or under any other of the Loan Documents; or

(d) any representation or warranty or statement (including financial statements) made by the Borrower in writing to the Lender in connection with this Agreement, or as inducement to the Lender to enter into this Agreement, shall prove to have been incorrect in any material respect on the date as of which made; or

(e) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction seeking (i) liquidation, reorganization, dissolution, winding up, or composition or readjustment or other relief in respect of the Borrower or its debts, or of a substantial part of its property, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of its property, and, in any such case, such proceeding or case shall continue undismissed for a period of sixty (60) or more continuous days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, dissolution, winding up, or composition or readjustment or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.1(e), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) any Event of Default (as defined in the Senior Loan Agreement as originally executed and delivered or in any of the Security Documents) shall occur and be continuing.

(h) a material default or breach under any Project Agreement shall occur and continue unremedied beyond any applicable grace or cure period, or any Project Agreement shall be terminated or no longer in full force and effect.

Section 6.2 **Interest After Default; Interest on Interest**. Immediately and without notice upon the occurrence of an Event of Default and thereafter until such Event of Default shall have been cured by the Borrower or waived in writing by the Lender, the Loans shall accrue interest at the Default Rate, payable on demand subject to the Intercreditor Agreement. Any interest not paid when due shall accrue interest at the Default Rate, payable on demand.

Section 6.3 **Acceleration**. (a) If an Event of Default with respect to the Borrower as a result of an Event of Default specified in Sections 6.1(e) or (f) hereof has occurred, all Obligations then outstanding with respect to the Loan, shall immediately become due and payable without further action of any kind.

(b) If any other Event of Default has occurred and is continuing with respect to the Loan, the Lender may at any time at its option, by notice to the Borrower, declare all Obligations then outstanding to be immediately due and payable.

Section 6.4 **Remedies**. After any acceleration of the Loan as provided for in Section 6.3, the Lender shall have, in addition to the rights and remedies given it by the Loan Documents, all those allowed by all Applicable Laws.

ARTICLE 7

MISCELLANEOUS

Section 7.1 **Amendment and Waiver**. (a) This Agreement and the Note may not be amended, supplemented, modified or varied in any way whatsoever except by an instrument in writing signed by the parties hereto.

(b) The observance of any term hereof or of the Note may be waived (either retroactively or prospectively), with (and only with) the written consent of the Borrower or the Lender.

Section 7.2 **Further Assurances**. From time to time, the Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement.

Section 7.3 **Enforcement and Waiver by the Subordinated Lender**. The Lender shall have the right at all times, subject to the provisions of the Loan Documents, to enforce the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and

concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 7.4 **Expenses of the Subordinated Lender**. The Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred in connection with the enforcement of the Loan Documents.

Section 7.5 **Notices**. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered: (a) when delivered in person; or (b) if sent by certified mail, postage prepaid, return receipt requested, or by a recognized delivery service when received by the addressee thereof; or (c) if sent by telecopy, telex or telegraph, on the Business Day next following the day on which sent; in any such case to the following applicable address, unless such address is changed by written notice hereunder:

If to the Borrower:

Gateway Ethanol, LLC
307 S. Main Street
Pratt, Kansas 67124
Attn: H. Richard Jarboe

With a copy to:

Stull& Rein, LLC
1307 E. First Street
Pratt, Kansas 67124
Attn: Gordon B. Stull

If to the Lender:

Lurgi PSI, Inc.
1790 Kirby Parkway
Suite 300
Memphis, Tennessee 38138
Attn: Sharon Bell

With a copy to (other than Notices of Borrowing):

Wormser, Kiely, Galef & Jacobs LLP
825 Third Avenue
New York, New York 10022
Attn: Charles G. Banino
Fax: 212-687-5703

Section 7.6 **Binding Effect, Assignment, Entire Agreement, No Effect on EPC Contract**. This Agreement shall inure to the benefit of, and shall be binding upon, the respective

successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender, except as provided herein and pursuant to the Security Documents. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of the Borrower and the Lender. For the avoidance of doubt, this Agreement shall not modify, supplement or amend the EPC Contract in any way nor shall it create any right of set-off in favor of any of the parties to the EPC Contract.

Section 7.7 **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 7.8 **Governing Law**. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of Kansas.

Section 7.9 **Waiver of Jury Trial; Submission to Jurisdiction.**

(a) Each of the Borrower and the Lender agrees that the courts of the District Court of Pratt County, Kansas, and the United States District Court for the Southern District of Kansas will have jurisdiction to determine any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding (together referred to as "***Proceedings***") arising out of or in connection with this Agreement may be brought by the Borrower or the Lender in any such court.

(b) Each of the Borrower and the Lender irrevocably waives and agrees not to raise any objection which any of them may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this Section 7.9 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such courts shall be conclusive and binding upon the Borrower and the Lender and may be enforced in the courts of any other jurisdiction.

(c) EACH OF THE BORROWER AND THE LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS WITH RESPECT TO THE LOAN DOCUMENTS. EACH OF THE BORROWER AND THE LENDER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

Section 7.10 **Exculpation**. Lender, for itself and its successors and assigns, acknowledges and agrees that (i) no Member is a party to this Agreement and each Member is a legal entity separate from the Borrower; (ii) no Member has, and does not, assume any of the obligations of the Borrower; and (iii) no Member has any obligation to contribute capital, or otherwise provide financial support, to the Borrower or to any other Person in respect of the Project or the Plant (excepting for those equity contributions required to be made by a Member

in accordance with the provisions of the Organizational Documents of the Borrower) and the Lender enters into this Agreement without reliance upon the creditworthiness of any Member for repayment of the Loan and without reliance upon any undertaking by any Member in respect of the Project or the Plant. Each Member is a third party beneficiary of this Section 17.10 and is entitled to rely on and enforce this Section 17.10 against the parties to this Agreement and their respective successors and assigns. For purposes of this Section 17.10 the term "Member" means and includes all subsidiaries and affiliates of a Member and specifically in the case of Cargill includes Cargill, Inc. and its affiliates including, without limitation, Cargill Biofuels Investments, LLC and Cargill Commodity Services Inc. Nothing herein shall be construed or is intended to prevent the Lender from commencing a foreclosure action, an action in lieu of foreclosure, the exercise of any power of sale under any Loan Document, an action for specific performance, any demand for a deficiency judgment against the Borrower, or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, and the other Loan Documents, or in any collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable solely against Borrower but not its Members and in any collateral given to Lender, and Lender agrees that it shall not sue for, seek or demand any deficiency judgment against any Member of the Borrower in any such action or proceeding. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower but not its Members as a party defendant in any action or suit for foreclosure and sale of the collateral; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; or (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower but not its Members in order to fully realize upon the Collateral or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies under each Loan Document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereto duly authorized effective as of the date first above written.

GATEWAY ETHANOL, LLC

By: [signature]

Name: H. Richard Jarboe

Title: President

LURGI PSI, INC.

By: ______________________________

Name.

Title:

EXHIBIT A

LOAN NOTE

THIS LOAN NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS SUBORDINATED LOAN NOTE MAY NOT BE OFFERED OR SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE BORROWER, BY OPINION OF COUNSEL OR OTHERWISE.

LOAN NOTE

FOR VALUE RECEIVED, Gateway Ethanol, LLC., a Kansas limited liability company (the ***Borrower***), hereby promises to pay to the order of Lurgi PSI, Inc., a Tennessee corporation (the ***Payee***) the lesser of (i) the sum of SEVEN MILLION DOLLARS (US$7,000,000) plus all amounts deemed advanced to the Borrower as a Capitalized Interest Disbursement Amount (as defined in the Loan Agreement) and (ii) the aggregate amount of the Loan made by Payee to the Borrower (including, without limitation, all Capitalized Interest Disbursement Amounts) pursuant to the Loan Agreement, together with all Deferred Interest Amounts and together, in each case, with interest on all principal amounts outstanding hereunder from time to time from the date hereof until paid in full, at such rates and times, and otherwise in accordance with the payment provisions set forth in the Loan Agreement dated March 30, 2006 (as amended, modified or supplemented from time to time, the ***Loan Agreement***) between, the Borrower and the Payee. Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. Principal and interest shall be paid at such place as the Holder of this Note may designate in writing to the Borrower. All payments hereunder shall be applied as provided in the Loan Agreement.

This Note evidences certain indebtedness incurred under the Loan Agreement. This Note is entitled to all of the benefits, and otherwise subject to the provisions, of the Loan Agreement. This Note is secured by the Security Documents referred to in the Loan Agreement.

The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the other Loan Documents. In any action on this Note, the Payee need not file the original of this Note, but need only file a photocopy of this Note certified by the Payee to be a true and correct copy of this Note.

No delay on the part of the Payee in exercising any right under this Note, or any security agreement or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Payee under this Note operate as a waiver of any other rights.

If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

GATEWAY ETHANOL, LLC

By: ______________________________
Name:
Title:

DISBURSEMENTS, CAPITALIZED INTEREST DISBURSEMENT AMOUNT, DEFERRED INTEREST AMOUNTS AND PAYMENTS OF PRINCIPAL

Date	Amount of Disbursement	Type of Disbursement (Base Amount, Capitalized Interest Disbursement Amount, Deferred Principal Amount)	Deferred Interest Amount	Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

SCHEDULE A

Project Budget

[TO COME]

SCHEDULE B

Senior Loan Facilities

[TO COME]

EXHIBIT A
LOAN NOTE